                                                                   Exhibit 20


                             GODFREY & KAHN, S.C.
                               ATTORNEYS AT LAW
                            780 North Water Street
                          Milwaukee, Wisconsin 53202
                    Phone (414)273-3500 Fax (414)273-5198

                                June 26, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re: Strong Municipal Funds, Inc.
         ----------------------------

Gentlemen:

     We represent Strong Municipal Funds, Inc. (the "Company"), in connection with its filing of Post-Effective Amendment No. 14 (the "Post-Effective Amendment") to the Company's Registration Statement (Registration
Nos. 33-7603; 811-4770) on Form N-1A under the Securities Act of 1933 (the "Securities Act") and the Investment Company Act of 1940. The Post-Effective Amendment is being filed pursuant to Rule 485(b) under the Securities Act.

     We have reviewed the Post-Effective Amendment and, in accordance with Rule 485(b)(4) under the Securities Act, hereby represent that the Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).


                                  Very truly yours,

                                  GODFREY & KAHN, S.C.

                                  /s/Pamela M. Krill
                                  -----------------------
                                     Pamela M. Krill